Exhibit 4.1

THIRD AMENDMENT TO FORWARD PURCHASE AGREEMENT (2017)
by and among
OLIN CORPORATION
as Borrower
and
OLIN WINCHESTER, LLC
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent
and
PNC CAPITAL MARKETS LLC
as Lead Arranger and Sole Bookrunner
Dated as of March 14, 2025

THIRD AMENDMENT TO FORWARD PURCHASE AGREEMENT (2017)
THIS THIRD AMENDMENT TO FORWARD PURCHASE AGREEMENT (2017) (this “Amendment”) is dated as of March 14, 2025, to the Forward Purchase Agreement (2017), dated as of March 9, 2017 (the “2017 Forward Purchase Agreement”), as amended by the First Amendment thereto, dated as of August 30, 2021 and as further amended by the Second Amendment thereto, dated as of October 11, 2022 (the Forward Purchase Agreement as amended, the “Forward Purchase Agreement”) is made by and among OLIN CORPORATION, a Virginia corporation (the “Borrower”), OLIN WINCHESTER, LLC, a Delaware limited liability company (the “Limited Liability Company”), the LENDERS (as hereinafter defined) and other parties party thereto from time to time, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the hereinafter defined Funding Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
RECITALS:
A.    The Industrial Development Authority of Washington County, an Alabama public corporation (the “AL Issuer”), issued and sold its Gulf Opportunity Revenue Bonds (Olin Corporation Project), Series 2010A in the aggregate principal amount of $50,000,000 (the “AL-A Bonds”) and its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B in the aggregate principal amount of $20,000,000 (the “AL-B Bonds” and together with the AL-A Bonds, the “AL Bonds”).
B.    The AL Issuer loaned the proceeds of the AL Bonds to the Borrower (the “AL Loan”), and the Borrower is obligated to repay the AL Loan, pursuant to the Loan Agreement dated as of October 1, 2010 between the AL Issuer and the Borrower (the “AL Loan Agreement”).
C.    To evidence the Borrower’s obligation to repay the AL Loan, the Borrower has executed and delivered promissory notes of the Borrower to the AL Issuer (the “AL Bond Notes”), which have been assigned to the Administrative Agent for the ratable benefit of the Lenders.
D.    The Borrower requested that the Lenders purchase the AL Bonds.
E.    Pursuant to the Borrower’s request, the Lenders agreed to purchase the AL Bonds up to each Lender’s Bond Purchase Commitment (as defined in the hereinafter defined Original Funding Agreement) under the terms and conditions set forth in the Funding and Credit Agreement dated as of October 14, 2010 by and among the Borrower, the Lenders and the Administrative Agent (the “Original Funding Agreement”).
F.    The AL Bonds matured pursuant to their terms on April 30, 2024, and are no longer outstanding.
G.    The Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi (the “MS Issuer”) issued and sold its Recovery

Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010 in the aggregate principal amount of $42,000,000 (the “MS Bonds”).
H.    The MS Issuer loaned the proceeds of the MS Bonds to the Borrower (the “MS Loan”), and the Borrower is obligated to repay the MS Loan, pursuant to the Loan Agreement dated as of December 1, 2010 between the MS Issuer and the Borrower (the “MS Loan Agreement”).
I.    To evidence the Borrower’s obligation to repay the MS Loan, the Borrower executed and delivered a promissory note of the Borrower to the MS Issuer (the “MS Bond Note”), which has been assigned to the Administrative Agent for the ratable benefit of the Lenders.
I.    The Borrower requested that the Lenders purchase the MS Bonds.
J.    Pursuant to the Borrower’s request, the Lenders agreed to purchase the MS Bonds up to each Lender’s Bond Purchase Commitment under the terms and conditions set forth in the Amended and Restated Funding and Credit Agreement dated as of December 9, 2010, by and among the Borrower, the Lenders and the Administrative Agent, as supplemented and amended to date (the “Funding Agreement”), which amended and restated the Original Funding Agreement in its entirety.
K.    The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, a Tennessee public corporation (the “TN Issuer” and together with the AL Issuer and the MS Issuer, the “Issuers” and individually, an “Issuer”), issued and sold its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010 in the aggregate principal amount of $41,000,000 (the “TN Bonds” and together with the AL Bonds and the MS Bonds, the “Original Bonds” and together with the MS Bonds, the “Bonds”).
L.    The TN Issuer loaned the proceeds of the TN Bonds to the Borrower (the “TN Loan” and together with the AL Loan and the MS Loan, the “Loan”), and the Borrower is obligated to repay the TN Loan, pursuant to the Loan Agreement dated as of December 27, 2010 between the TN Issuer and the Borrower (the “TN Loan Agreement”).
M.    To evidence the Borrower’s obligation to repay the TN Loan, the Borrower executed and delivered a promissory note of the Borrower to the TN Issuer (the “TN Bond Note” and together with the AL Bond Notes and the MS Bond Note, the “Bond Notes”), which has been assigned to the Administrative Agent for the ratable benefit of the Lenders.
N.    The Borrower requested that the Lenders purchased the TN Bonds.
O.    Pursuant to the Borrower’s request, the Lenders purchased the TN Bonds and increased the Lender’s Bond Purchase Commitment under the terms and conditions set forth in the Funding Agreement.
P.    Pursuant to the terms of the Indentures (as defined in the Funding Agreement) and the terms of the Funding Agreement, the Lenders agreed to hold the Original Bonds until the

Business Day immediately succeeding the conclusion of the Initial Direct Purchase Rate Period (November 1, 2015) (the “Initial Purchase Date”) at which time the Lenders were permitted to elect to tender the Original Bonds for purchase by the Borrower.
Q.    In connection with the initial purchase of the Original Bonds, the Lenders provided notice pursuant to the provisions of the Indentures and the Funding Agreement for the Original Bonds to be purchased by the Borrower on the Initial Purchase Date.
R.    Pursuant to the terms of the Indentures, the terms of the Funding Agreement and the terms of a Forward Purchase Agreement dated as of April 27, 2012, by and among the Borrower, the Lenders and the Administrative Agent (the “2012 Original Forward Purchase Agreement”), the Lenders agreed to repurchase the Original Bonds on November 1, 2015 and to hold the Original Bonds until the Business Day immediately succeeding the conclusion of a new Direct Purchase Period commencing on November 1, 2015 through and including October 31, 2016 (the “Original Second Direct Purchase Rate Period”), at which time the Lenders were permitted to elect to tender the Original Bonds for purchase by the Borrower on November 1, 2016 (the “Original Second Purchase Date”).
S.    In connection with the execution and delivery of the 2012 Original Forward Purchase Agreement, the Lenders provided notice pursuant to the provisions of the Indentures and the Funding Agreement for the Original Bonds to be purchased on the Original Second Purchase Date (November 1, 2016).
T.    Pursuant to the terms of an Amended and Restated Forward Purchase Agreement dated as of June 23, 2014, by and among the Borrower, the Lenders and the Administrative Agent (the “2012 Amended and Restated Forward Purchase Agreement”), the Lenders agreed to amend the Original Second Direct Purchase Rate Period to a period commencing on November 1, 2015 through and including May 31, 2019 (the “Revised Second Direct Purchase Rate Period”) at which time the Lenders were permitted to elect to tender the Original Bonds for purchase by the Borrower on June 1, 2019 (the “Revised Second Purchase Date”).
U.    In connection with the execution and delivery of the 2012 Amended and Restated Forward Purchase Agreement, the Lenders provided notice pursuant to the provisions of the Indentures and the Funding Agreement for the Original Bonds to be purchased on the Revised Second Purchase Date (June 1, 2019).
V.    Pursuant to the terms of the 2017 Forward Purchase Agreement, the Lenders agreed to repurchase the Original Bonds on the Revised Second Purchase Date (June 1, 2019) for a new Direct Purchase Rate Period commencing on June 1, 2019 through and including May 31, 2022 (the “Third Direct Purchase Rate Period”) at which time the Original Bonds shall be subject to optional tender pursuant to the terms of the Indentures on June 1, 2022 (the “Third Purchase Date”).
W.    Pursuant to the terms of the First Amendment to Forward Purchase Agreement (2017) dated as of August 30, 2021, the Lenders agreed to (1) extend the Third Direct Purchase

Rate Period for the (i) AL Bonds through and including April 30, 2024 and (ii) MS Bonds and TN Bonds through and including August 31, 2026 and (2) to (i) eliminate the Third Purchase Date for the AL Bonds and (ii) change the Third Purchase Date for the MS Bonds and the TN Bonds from June 1, 2022 to September 1, 2026.
X.    Pursuant to the terms of the Second Amendment to Forward Purchase Agreement (2017) dated as of October 11, 2022, the Lenders agreed to (1) extend the Third Direct Purchase Rate Period for the MS Bonds and TN Bonds through and including September 30, 2027 and (2) to change the Third Purchase Date for the MS Bonds and the TN Bonds from September 1, 2026 to October 1, 2027.
Y.    Subject to the conditions and terms set forth in this Amendment, the Lenders agree to (1) extend the Third Direct Purchase Rate Period for the MS Bonds and TN Bonds through and including March 13, 2030 and (2) to change the Third Purchase Date for the MS Bonds and the TN Bonds from October 1, 2027 to March 14, 2030.
NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the parties agree as follows:
1.    DEFINITIONS.
1.1.    Defined Terms. For the purposes of this Amendment, capitalized words and phrases have the meanings as set forth in the Funding Agreement.
2.    AMENDMENTS.
2.1    Section 2.1. Section 2.1 of the Forward Purchase Agreement is hereby amended by amending and restating the following provisions thereof:
Interest Period:    The Direct Purchase Rate Period, as referred to in the Indentures, for the MS Bonds and the TN Bonds shall be from June 1, 2019 to and including March 13, 2030.
Optional Tender:    The MS Bonds and the TN Bonds shall be subject to optional tender on March 14, 2030 consistent with the optional tender provisions set forth in Section 2.03 of the Funding Agreement.
2.2    Section 2.2. Section 2.2 of the Forward Purchase Agreement is hereby amended by amending and restating Section 2.2 in its entirety as follows:
2.2 Election of Optional Tender. Upon the purchase of the Bonds on the Revised Second Purchase Date, subject to the satisfaction of the conditions to purchase set forth herein, the Lenders hereby elect to tender the MS Bonds and the TN Bonds for optional tender on March 14, 2030 consistent with the provisions set forth in Section 2.03 of the Funding Agreement.

2.3    Section 2.3. Section 2.3 of the Forward Purchase Agreement is hereby amended by amending and restating Section 2.3 in its entirety as follows:
2.3    Acknowledgement of Election of Optional Tender. By execution and delivery of this Agreement, in the event the Lenders purchase the Bonds on the Revised Second Purchase Date, the Borrower acknowledges election by the Lenders to optionally tender the MS Bonds and the TN Bonds on March 14, 2030.
3.    CONDITIONS OF AMENDMENTS.
3.1.    Conditions of this Amendment. This Amendment shall not become effective unless each of the following conditions has been satisfied.
3.1.1. The Borrower has delivered certificates certifying that the representations and warranties set forth in the Funding Agreement and each other document executed in connection with the issuance of the Bonds are true and correct as of the date of this Amendment and confirming that no Event of Default has occurred and is continuing.
3.1.2. An opinion of bond counsel that this Amendment does not adversely affect the tax-exempt status of the Bonds.
3.1.3. No Event of Default has occurred and is continuing.
4.    MISCELLANEOUS.
4.1.    Effectiveness. This Amendment is effective as of the date hereof upon its execution and delivery by the Borrower and each Lender. The Administrative Agent shall promptly notify the Lenders of the occurrence of the effectiveness of this Amendment. On and after the date hereof, each reference in the Forward Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Forward Purchase Agreement and each reference in each of the other Loan Documents to “Forward Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Forward Purchase Agreement shall mean and be a reference to the Forward Purchase Agreement as amended by this Amendment.
4.2.    Governing Law. This Amendment shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
4.3.    Enforceability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4.     Time of Essence. Time is of the essence in making payments of all amounts due the Lenders and the Administrative Agent under this Amendment and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Amendment.
4.5.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
4.6    Obligations of the Limited Liability Company. Each of the Borrower and the Limited Liability Company acknowledge and affirm that the Limited Liability Company is treated as a co-obligor and additional Borrower (as that term is defined in the MS Loan Agreement) to the MS Loan Agreement and the MS Bonds and as such, is also bound by the Funding Agreement, as it shall be amended and supplemented from time to time, and by the Forward Purchase Agreement, as amended by this Amendment, and as it shall be amended and supplemented from time to time.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO THIRD AMENDMENT TO
FORWARD PURCHASE AGREEMENT (2017)]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

OLIN CORPORATION

By:	/s/ Teresa M. Vermillion
Name:	Teresa M. Vermillion
Title:	Vice President and Treasurer

OLIN WINCHESTER, LLC

By:	/s/ Teresa M. Vermillion
Name:	Teresa M. Vermillion
Title:	Vice President and Treasurer

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[SIGNATURE PAGE TO THIRD AMENDMENT TO
FORWARD PURCHASE AGREEMENT (2017)]

WELLS FARGO BANK, N.A.		BANK OF AMERICA, N.A.

By:	/s/ Nathan R. Rantala	By:	/s/ Joseph Cherre
Name:	Nathan R. Rantala	Name:	Joseph Cherre
Title:	Managing Director	Title:	Vice President

THE NORTHERN TRUST COMPANY		TRUIST BANK

By:	/s/ Jack Stibich	By:	/s/ Alexander Harrison
Name:	Jack Stibich	Name:	Alexander Harrison
Title:	Second Vice President	Title:	Director

PNC BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent

By:	/s/ Matt Corcoran
Name:	Matt Corcoran
Title:	Senior Vice President

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